UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2008
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6247 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

10830 North Central Expressway, Suite 175, Dallas, Texas 75231
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (214) 692-7872

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On July 9, 2008, South Hampton Resources, Inc., a Texas corporation and wholly owned subsidiary of Texas Oil and Chemical Co. II, Inc., a Texas corporation and wholly owned subsidiary of American Shield Refining Company, a Delaware corporation and wholly owned subsidiary of Arabian American Development Company (“Registrant”), amended its Credit Agreement (the “Amendment”) with Bank of America to increase the “Revolving Committed Amount” from $12 million to $17 million.  This increase is necessitated as a result of increased hydrocarbon feedstock costs.  The Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors, or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 7, 2008, the Board of Directors of Registrant adopted the Stock Option Plan for Key Employees, as well as the Non-Employee Director Stock Option Plan (hereinafter collectively referred to as the “Stock Option Plans”), subject to the approval of Registrant’s shareholders.  Registrant’s shareholders approved the Stock Option Plans at the 2008 Annual Meeting of Shareholders on July 10, 2008. The Stock Option Plans are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by this reference.

The following description of the Stock Option Plans are a summary and do not purport to be a complete description.

Description of Stock Option Plan for Key Employees

Administration.  The Stock Option Plan for Key Employees (the “Employee Plan”) will be administered by the Compensation Committee (the “Committee”) and the Committee has authority to (a) establish rules and guidelines consistent with the terms of the Employee Plan; (b) determine the type of option granted; (c) specify the term and period or periods and extent of exercisability of options; (d) impose and specify the nature and extent of restriction, if any, upon disposition of any securities; (e) specify the circumstances under which all or part of any securities may be required to be forfeited and surrendered to the Company; (f) specify the extent and times of lapse of any such restrictions or risks of forfeiture; and (g) specify the prerequisites to become eligible for stock options.

Term of Employee Plan.  No award will be granted pursuant to the Employee Plan after ten years from the date the Employee Plan is adopted or the date the Employee Plan is approved by the stockholders, whichever is earlier.

Eligibility.  Individuals who become employees of the Company or its subsidiaries and are selected by the Committee are eligible to be granted options unless the employee upon the granting of those options would immediately own stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company.

Shares Available.  The Board will reserve for the purposes of the Employee Plan out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the Company’s Treasury, or partly out of each, as will be determined by the Board, a total of 500,000 shares of such Common Stock.

Types of Options.  The Committee has the authority to determine whether to grant incentive stock options or non-incentive stock options.  Incentive stock options are options qualifying for favorable tax treatment to the employee granted such option.  An incentive stock option must meet all the requirements of Section 422 of the Internal Revenue Code (the “Code”).  Non-incentive stock options are those options not meeting all of the requirements of Section 422 of the Code, and therefore, do not qualify for favorable tax treatment under Section 422 of the Code.

Option Exercise Price.  The Committee will establish the option exercise price per share at the time any option is granted, and such option exercise price per share may not be less than the greater of (a) 100% of the Fair Market Value per share on the day such option is granted or (b) the per share par value of such shares.

Option Period.  The Committee will fix the term of each stock option award provided that both incentive and non-incentive stock options may not be exercisable after the expiration of ten (10) years from the grant date.

Amendment, Suspension, Termination.  The Board has the right to amend, suspend, or terminate the Employee Plan at any time, provided that no amendment will be made which shall: (a) increase the total number of shares which may be issued pursuant to options granted under the Employee Plan, (b) decrease the minimum option exercise price provided for under the Employee  Plan, (c) extend the term of the Employee Plan or of any option granted under the Employee Plan, or (d) withdraw administration of the Employee Plan from the Committee, unless such amendment is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of all classes of the Company (voting together and not separately by class).

Description of the Non-Employee Director Stock Option Plan

Administration.  The Non-Employee Director Stock Option Plan (the “Director Plan”) will be administered by the Compensation Committee (the “Committee”) and the Committee has the power to construe the Director Plan and to determine all questions thereunder.

Term of Director Plan.  No award will be granted pursuant to the Director Plan after ten years from the date the Director Plan is adopted or the date the Director Plan is approved by the stockholders, whichever is earlier.

Granting of Options.  Subject to Board approval and the provisions of the Director Plan, the Committee has authority to determine the persons to whom options will be granted, to grant options, and to determine the number of shares to be covered by any option.

Shares Available.  The Committee will reserve for the purposes of the Director Plan, out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the Company’s Treasury, or partly out of each, as shall be determined by the Committee, a total of 500,000 shares of such Common Stock.

Option Exercise Price.  The Committee will determine the option exercise price per share at the time any option is granted; provided that such option exercise price may not be less than 100% of the Fair Market Value per share on the day such option is granted.

Option Period.  The term of each option granted under the Director Plan will be fixed by the Committee in its sole discretion and set forth in the Award Agreement, provided that such option may not be exercisable after the expiration of ten (10) years from the date the option was granted.

Amendment, Suspension, Termination.  Subject to approval by the Board, the Committee has the right to amend, suspend, or terminate the Director Plan at any time, and make modifications or amendments to the Director Plan, provided that no amendment will be made which shall: (a) increase the maximum number of shares subject to the Director Plan, (b) decrease the option exercise price provided for under the Director Plan, (c) change the class of persons who are to receive options granted under the Director Plan; or (d) extend the term of the Director Plan or of any option granted hereunder unless it is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company present or represented and entitled to vote at a duly held meeting of the stockholders of the Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit
Number                      Description

10.1	Waiver and Fourth Amendment to Credit Agreement; Revolving Note.

99.1
Stock Option Plan of Arabian American Development Company for Key Employees (incorporated by reference to Exhibit A to the definitive proxy statement on Schedule 14A of Arabian American Development Company filed on April 30, 2008 (File No. 001-33926)).

99.2
Arabian American Development Company Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit B to the definitive proxy statement on Schedule 14A of Arabian American Development Company filed on April 30, 2008 (File No. 001-33926)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  July 14, 2008                                                      By: /s/ Connie Cook___________
                        Connie Cook, Treasurer